SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

       Date of Report (Date of earliest event reported): October 21, 2004

                             General Components Inc.
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               (Exact name of registrant as specified in charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

              000-33483                              88-0496645
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       (Commission File Number)            (IRS Employer Identification No.)


          Suite 2021, 20/F, Two Pacific Place          88 Queensway, Hong Kong
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        (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:      (852) 2167 8298

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Item 8.01 - Other Events

      Stockholders of record as of October 14, 2004 of General Components, Inc. (the "Company") will be eligible to receive a dividend paid in shares of Common Stock on October 25, 2004. The dividend will provide one additional share of Common Stock to each stockholder in a two-for-one (2-for-1) exchange (the "Dividend"). This transaction will increase the total number of outstanding shares of Common Stock from 5,000,000 to 10,000,000. Previously, on October 4, 2004, the Board of Directors of the Company voted to effect a recapitalization of the Company pursuant to which 20,000,000 shares of the Company's outstanding Common Stock will be exchanged for 10,000,000 shares of the Company's Preferred Stock prior to the payment of the Dividend.

OVERVIEW

      General Components Inc.'s ("GCI") predecessor was founded in 1998. Through its subsidaries, GCI provides broadband technology for the "Last Mile" market. GCI's products are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands. GCI has also developed plastic optical fiber ("POF") cable technology and related networking equipment. GCI has filed patents in the United States and Asia on its proprietary POF technology. GCI currently offers a wide range of entry-level to high-end modular, upgradeable systems in the Last Mile broadband connectivity market. It also licenses its POF technology and manufacturing process to procure production machinery for select customer partners.

GCI is headquartered in Hong Kong and has numerous offices throughout China.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL COMPONENTS INC.

                                            By: /s/ Simon Mu
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                                            Name:  Simon Mu
                                            Title: President

Dated: October 21, 2004